WA
                                  West America
                                Securities Corp.
                               Investment Bankers
                                Established 1993
                        --------------------------------
                              Capital Markets Group

May 2,1997


Mr. Mark A. Babin, President
Intelligent Decision Systems,  Inc.
Weyhill Building, Suite 400
2025 East Beltline Ave., S.E.
Grand Rapids, MI  49546


Dear Mr. Babin:

     The purpose of this letter is to confirm the engagement of West America Capital Markets Group, Inc. ("West America") by Intelligent Decision Systems, Inc.(the "Company") to render certain advisory services to the Company.

         Section 1. Services to be Rendered West America will perform such of the following financial advisory services as the Company may reasonably request:

         (a) West America will familiarize itself to the extent it deems appropriate and feasible with the business operations properties, financial condition, and prospects of the Company, it being understood that West America shall, in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company, without independent investigation;

         (b) West America will advise and assist the Company in identifying and/or evaluating various strategic or financial alternatives (each an "Alternative Transaction) that may be available to the Company, to enhance shareholder values including, without limitation, an acquisition of all or a significant portion of the assets or equity securities of another corporation or other business entity, a sale of the Company, or a significant portion of its equity securities, assets, or businesses to one or more third parties, a recapitalization or restructuring of the Company (including divestitures, spin-offs, split-offs and similar transactions) a public or private sale of additional equity or debt securities of the Company, repurchases by the Company of its common stock or other securities, a liquidation of the Company, or such other form of transaction that West America, after completing the familiarization process provided for in Section 1(a) hereof, believes may be of possible interest to the Company;

         (c) If the Company determines to consider or undertake one or more Alternative Transactions, West America will advise and assist the Company in considering the desirability of undertaking such Alternative Transaction(s) and, if the Company believes such Alternative Transaction(s) to be desirable, West America will advise the Company in effecting such Alternative Transaction(s);

         (d) West America will render such other financial advisory services as may from time to time be agreed upon by West America and the Company.

                                       WA
                              Capital Markets Group



     Section 2. Compensation. The Company shall pay to West America for its services hereunder the following cash fees:

         An amount equal to ten percent (10%) of the Aggregate consideration in connection with any Alternative Transaction, such fees to be contingent upon the consummation of an Alternative Transaction and payable at the closing thereof.

         For purposes hereof, the term Aggregate Consideration shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable, directly or indirectly, to or by the Company or to the Company's security Holders [or its employees] in connection with an Alternative Transaction or a transaction related thereto (including, without limitation, amounts paid by the Company or any other party [(A) pursuant to covenants not to complete, employment contacts, employee benefit plans, or other similar arrangement and (B)] to holders of warrants, stock purchase rights, convertible securities, or similar rights of the Company and to holders of any options or stock- appreciation rights issued by the Company, whether or not vested). Aggregate Consideration shall also include the value of any long-term liabilities (including the principal amount of any indebtedness for borrowed money) indirectly or directly assumed or acquired by the Company or any other party, or otherwise repaid or retired in connection with or anticipation of an Alternative Transaction. If any Alternative Transaction takes the form of a sale or Purchase of assets, Aggregate consideration shall also include (i) the value of any current assets not sold or purchased, minus (ii) the value of any current liabilities not assumed. In the event of an Alternative Transaction that takes the form of a recapitalization, restructuring, or similar transaction, Aggregate Consideration shall also include the fair market value of the equity securities of the Company retained by the Company's security holders following such transaction (such securities and all other securities received by such security holders, being deemed to have been paid to such security holders in such transaction).

         Section 3. Expenses. In addition to any fees that may be payable to West America hereunder and regardless of whether any Alternative Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse West America for all reasonable fees and disbursements of West America's counsel and all of West America's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed transaction or otherwise arising out of West America's engagement hereunder, provided that in no event shall the aggregate amount of expenses to be reimbursed exceed $5,000.00 without the consent of the Company, which consent shall not be unreasonably withheld.

         Section 4. Indemnity. The Company agrees to defend, indemnify and hold harmless West America, its directors, officers and employees, successors and assigns from and against any an d all claims, demands, suits at law or in equity, loss, damage, attorney's fees and liability of any kind due to, arising out of or resulting from a breach of any covenant, representation or warranty made by the Company in this Agreement, or arising out of or resulting from any claim for or actual damage incurred by any party in a Transaction, except where such claim is based on West America's gross negligence or willful misconduct. The Company further acknowledges and agrees that West America shall have no liability of any nature whatsoever due to or arising from a breach of the company's warranties, express or implied, as to the Company's Product(s) and/or Services(s), and agrees to defend, save, and hold West America harmless from any claim of whatever nature arising therefrom.

                                       WA
                              Capital Markets Group



         Section 5. Termination of Engagement; Etc. West America's engagement hereunder may be terminated by either the company or West America at any time after October 31, 1997, with or without cause, upon written advice to that effect to the other party; provided, however, that West America will be entitled to its full fees under Section 2 hereof in the event that at any time prior to the expiration of two years after such termination an Alternative Transaction is consummated; and provided further, that the provisions of this section 5 and Sections 3 and 6 hereof shall survive any such termination.

         Section 6.   Miscellaneous.

         (a) This letter agreement shall be deemed made in California. Such agreements shall be governed by the laws of the state of California, without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this engagement, or any transaction or conduct in connection herewith, is waived.

         (b) The Company expressly acknowledges that all opinions and advice (written or oral) given by West America to the Company in connection with West America's engagement are intended solely for the benefit and use of the Company (including its management, directors, and attorneys) in considering the transaction to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted, or referred to at any time, in any manner, or for any purpose, nor shall any public references to West America be made by the Company (or such persons), without the prior written consent of West America, which consent shall not be unreasonably withheld.

         (c) The Company expressly acknowledges that West America has been retained solely as an advisor to the board of directors of the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of West America is not intended to confer rights upon any persons not a party hereto (including shareholders, employees, or creditors of the company) as against West America, West America's affiliates or their respective directors, officers, agents and employees.

         (d) The Company will furnish West America with such information as West America reasonably may request (all such information being the ("Information"). The Company recognizes and confirms that West America (a) will use and rely primarily on the information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.

                                      * * *

                                       WA
                              Capital Markets Group



Please confirm that the foregoing is in accordance with your understandings and agreements with West America Capital Markets Group, Inc. by signing and returning to West America the original copy of this letter. Thank you.


Very truly yours,

West America Capital Markets Group, Inc.


By:  /s/ Robert B. Kay
      -----------------------------------------
         Robert Kay
         Managing Director


Accepted and Agreed as of the
Date first Above Written:


Intelligent Decision Systems, inc.


By:  /s/ Mark A. Babin
      -----------------------------------------
         Signature


         Mark A. Babin
       ----------------------------------------
         Name


         President
       ----------------------------------------
         Title




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